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                                                                   Exhibit 17(a)

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
                 2 EASY WAYS TO VOTE                                    GENERAL AMERICAN CAPITAL COMPANY
                                                                                700 Market Street
1.   Automated Touch Tone Voting: Call toll-free                            St. Louis, Missouri 63101
     1-800-[_] and use the control number shown
     below.                                                              VOTING INSTRUCTION FORM FOR THE
2.   Return this voting Instruction form using the                       Special Meeting of Shareholders
     enclosed postage-paid envelope.                                        April 25, 2003, 2:00 p.m.
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*** CONTROL NUMBER ***


GENERAL AMERICAN CAPITAL COMPANY
Bond Index Fund
Asset Allocation Fund
Managed Equity Fund
S&P 500 Index Fund
Small-Cap Equity Fund
International Index Fund

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the [insert name of series of General American Capital Company] (the "Fund"), a series of the General American Capital Company ("GACC"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Fund to be held at the offices of General American Capital Company, 700 Market Street, Saint Louis, Missouri 63101, at 2:00 p.m. Eastern Time on April 25, 2003 and at any adjournments thereof.

The Company and the Board of Directors of GACC solicit your voting instructions and recommend that you instruct us to vote "FOR" the Proposal. The Company will vote the appropriate number of Fund shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.


                                            Date ______________, 2003

                                                   PLEASE SIGN IN BOX BELOW

                                            ____________________________________


                                            ____________________________________

                                            ____________________________________
                                            ____________________________________

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                                          Signature - Please sign exactly as
                                          your name appears at left. Joint
                                          owners each should sign. When signing
                                          as attorney, executor, administrator,
                                          trustee or guardian, please give full
                                          title as such. If a corporation,
                                          please sign in full corporate name by
                                          president or authorized officer. If a
                                          partnership, please sign in
                                          partnership name by authorized person.

Please fold and detach card at perforation before mailing.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

FOR AGAINST ABSTAIN

                                            FOR         AGAINST          ABSTAIN
To approve or disapprove the Agreement and  [_]           [_]              [_]
Plan of Reorganization with respect to the acquisition of the [insert name of series of General American Capital Company] by the [insert name of series of the Metropolitan Series Fund, Inc.] a series of the Metropolitan Series Fund, Inc.